As filed with the Securities and Exchange Commission on November 30, 2015

Registration No. 333-207917

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMAYA INC.

(Exact name of Registrant as specified in its charter)

Québec	7370	98-0555397
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification) Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

7600 Trans Canada Hwy.

Pointe-Claire, Québec, Canada

H9R 1C8

+1 (514) 744-3122

(Address and telephone number of Registrant’s principal executive offices)

Amaya Interactive USA Corporation

4000 Hollywood Blvd., Suite 360-N

Hollywood, Florida 33021

+1 (514) 744-3122

(Name, address, (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Marlon Goldstein Amaya Inc. 7600 TransCanada Hwy. Pointe-Claire, Québec, Canada H9R 1C8 (514) 744-3122	Eric Levy Osler, Hoskin & Harcourt LLP 1000 De La Gauchetiére Street West Montréal, Québec, Canada H3B (514) 904-8100	Jason Comerford Osler, Hoskin & Harcourt LLP 620 Eighth Avenue, 36th Floor New York, New York 10018 (212) 867-5800	Lorne S. Cantor Drew M. Altman Greenberg Traurig, P.A. 333 S.E. 2nd Ave Suite 4400 Miami, Florida 33131 (305) 579-0589

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement

Province of Québec, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A. ☐ Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada)

B. ☒ At some future date (check the appropriate box below):

1. ☐ pursuant to Rule 467(b) on              at              (designate a time not sooner than 7 calendar days after filing).

2. ☐ pursuant to Rule 467(b) on              at              (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on             .

3. ☒ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐ after the filing of the next amendment to this form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf short form prospectus offering procedures, check the following box.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the U.S. Securities and Exchange Commission (the “Commission”), acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

This short form prospectus has been filed under legislation in securities regulatory authorities in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the secretary of Amaya Inc. at 7600 TransCanada Highway, Pointe-Claire, Québec H9R 1C8, telephone: 514-744-3122 and are also available electronically at www.sedar.com.

Short Form Base Shelf Prospectus

New Issue and Secondary Offering	November 30, 2015

Amaya Inc.

US$3,000,000,000

Common Shares

Preferred Shares

Debt Securities

Subscription Receipts

Warrants

Units

Amaya Inc. (“we”, “us”, “our”, “Amaya” or the “Company”) may from time to time issue, offer and sell, as applicable, common shares (“Common Shares”), preferred shares (“Preferred Shares”), debentures, notes or other evidence of indebtedness of any kind, nature or description (collectively, “Debt Securities”), subscription receipts (“Subscription Receipts”), warrants (“Warrants”) and units (“Units”) of Amaya or any combination thereof (collectively, the “Securities”) up to an aggregate initial offering price of US$3,000,000,000 (or the equivalent thereof if the Securities are denominated in any other currency or currency unit) during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements (each, a “Prospectus Supplement” and together, the “Prospectus Supplements”). One or more securityholders (each a “Selling Securityholder”) of the Company may also offer and sell Securities under this Prospectus. See “Selling Securityholders”.

All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.

The outstanding Common Shares are listed and admitted for trading on the Toronto Stock Exchange (“TSX”) and on the NASDAQ Stock Market (“NASDAQ”) under the symbol “AYA”. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Common Shares will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold, and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities and the extent of issuer regulation. See “Risk Factors”. Unless otherwise indicated in the Prospectus Supplement relating to an offering of Securities, the particular offering of Securities will be subject to approval of certain legal matters on behalf of the Company by Osler, Hoskin & Harcourt LLP, with respect to Canadian legal matters and certain U.S. legal matters, and Greenberg Traurig P.A., with respect to certain U.S. legal matters.

Investing in the Securities involves significant risks. Investors should carefully read and consider the “Risk Factors” section in this Prospectus beginning on page 6, in the documents incorporated by reference herein, and in any applicable Prospectus Supplement.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely because we are incorporated or organized under the laws of Canada, certain of our officers and directors reside outside of the United States, most of the Company’s assets and the assets of such persons are located outside the United States, and certain of the underwriters or experts identified herein or in any Prospectus Supplement may be residents of Canada or otherwise located outside of the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable, the number of Securities offered, the offering price, the currency and any other terms specific to the Securities being offered. A Prospectus Supplement may include specific terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and Canada. This Prospectus does not, and any applicable Prospectus Supplement may not fully, describe these tax consequences. Prospective investors should read the tax discussion in any applicable Prospectus Supplement, but note that such discussion may be only a general summary that does not cover all tax matters that may be of importance to a prospective investor. Each prospective investor is urged to consult its own tax advisors about the tax consequences relating to the purchase, ownership and disposition of the Securities in light of the investor’s own circumstances.

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No underwriter has been involved in the preparation of this Prospectus or has performed any review of the contents of this Prospectus.

This Prospectus constitutes a public offering of Securities in only those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell the Securities. The Company and the Selling Securityholders may offer and sell Securities to, or through, underwriters and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. See “Plan of Distribution”. A Prospectus Supplement relating to a particular offering of Securities will identify each underwriter or agent, as the case may be, engaged by the Company or the Selling Securityholders in connection with the offering and sale of the Securities, and will set forth the terms of the offering of the Securities, including the method of distribution of such Securities, the identity of the Selling Securityholders, if any, the proceeds to the Company and the Selling Securityholders, as applicable, any fees, discounts or any other compensation payable to underwriters or agents and any other material terms of the plan of distribution.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level above that which might otherwise exist in the open market. Such transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”.

Our head and registered office is located at 7600 TransCanada Highway, Pointe-Claire, Québec H9R 1C8.

- iii -

ABOUT THIS PROSPECTUS

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires and except as set forth under “Description of Debt Securities”, references to “Amaya”, the “Company”, “we”, “us”, “our” or similar terms refer to Amaya Inc. and its subsidiaries.

All references in this Prospectus to “dollars”, “CDN$” and “$” are to Canadian dollars, and references to “US$” are to United States dollars, unless otherwise expressly stated. Unless otherwise expressly stated therein, the financial information of the Company contained in the documents incorporated by reference herein are presented in Canadian dollars. Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus or included in any Prospectus Supplement is determined using IFRS. The Company prepared its financial statements in accordance with IFRS, which differs from U.S. GAAP. Therefore, the Company’s comparative consolidated financial statements incorporated by reference in this Prospectus may not be comparable to financial statements prepared in accordance with U.S. GAAP. “U.S. GAAP” means generally accepted accounting principles in the United States.

This Prospectus provides prospective investors with a general description of the Securities that the Company may offer. The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable, the number of Securities offered, the offering price, the currency and any other terms specific to the Securities being offered, which may not be within the alternatives and parameters set forth in this Prospectus. The applicable Prospectus Supplement may also add, update or change information contained in this Prospectus. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities. Before investing, investors should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Documents Incorporated by Reference” and “Where You Can Find More Information”.

We have proprietary rights to a number of company names, product names, trade names and trademarks used in this Prospectus, any Prospectus Supplement and the documents incorporated by reference therein that are important to our business, including, without limitation, Amaya, PokerStars and Full Tilt. We have omitted the registered trademark (®) and trademark (™) symbols for such trademarks when used in this Prospectus and any Prospectus Supplement. All other names and trademarks are the property of their respective owners.

Market data and certain industry data and forecasts included in this Prospectus, any Prospectus Supplement or the documents incorporated by reference therein were obtained from market research, publicly available information, reports of governmental agencies and industry publications and surveys. Amaya has relied upon industry publications as its primary sources for third-party industry data and forecasts. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Amaya has not independently verified any of the data from third-party sources, nor has Amaya ascertained the underlying economic assumptions relied upon therein. Similarly, industry forecasts and market research, which Amaya believes to be reliable based upon management’s knowledge of the industry, have not been independently verified. By their nature, forecasts are particularly subject to change or inaccuracies, especially over long periods of time. In addition, Amaya does not know what assumptions regarding general economic growth were used in preparing the forecasts that are or may be cited in this Prospectus, any Prospectus Supplement or the documents incorporated by reference therein. While Amaya is not aware of any misstatements regarding Amaya’s industry data presented herein, Amaya’s estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in this Prospectus, any Prospectus Supplement or the documents incorporated by reference therein.

The Company is responsible for the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. The Company has not authorized anyone to provide you with different or additional information. The Company is not making an offer of these Securities in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

Information has been incorporated by reference into this Prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of Amaya Inc. at 7600 TransCanada Highway, Pointe-Claire, Québec H9R 1C8, telephone: 514-744-3122. These documents are also available through the internet on the System for Electronic Document Analysis and Retrieval (“SEDAR”), which can be accessed at www.sedar.com.

The Company is subject to the information requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a “foreign private issuer”, the Company is exempt from the rules under the Exchange Act prescribing the filing, delivery and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, the Company is exempt from Regulation FD (Fair Disclosure) promulgated under the Exchange Act and may not be required to publish financial statements as promptly as a comparable domestic issuer (although the Company is required to file with or furnish to the SEC the continuous disclosure documents that it is required to file in Canada under Canadian securities laws). These exemptions and leniencies will reduce the frequency and scope of information and protections to which investors are entitled.

You may read and copy this Prospectus, any Prospectus Supplement and related registration statements, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering and Retrieval System (“EDGAR”), which can be accessed at www.sec.gov. Our filings with the SEC are also available to the public through EDGAR.

EXCHANGE RATE INFORMATION

The following table sets forth (i) the rate of exchange for the Canadian dollar, expressed in U.S. dollars, in effect at the end of the periods indicated; (ii) the average exchange rates for the Canadian dollar, expressed in U.S. dollars, on the last day of each month during such periods; and (iii) the high and low exchange rates for the Canadian dollar, expressed in U.S. dollars, during such periods, each based on the noon rate of exchange as reported by the Bank of Canada for conversion of Canadian dollars into U.S. dollars:

	Nine Months Ended	Year Ended December 31
	September 30, 2015	2014	2013
Rate at the end of period	0.7466	0.8620	0.9402
Average rate during period	0.7936	0.9027	0.9670
Highest rate during period	0.8527	0.9422	1.0164
Lowest rate during period	0.7455	0.8589	0.9348

On November 27, 2015, the closing exchange rate for the Canadian dollar, expressed in U.S. dollars, as quoted by the Bank of Canada, was CDN$1.00 = US$0.7478. Prospective investors should be aware that foreign exchange rate fluctuations are likely to occur from time to time, and the Company does not make any representation with respect to future currency values. Investors should consult their own advisors with respect to the potential risk of currency fluctuations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains or incorporates by reference certain information and statements that may constitute “forward-looking information” within the meaning of Canadian securities laws and “forward-looking statements” within the meaning of applicable U.S. securities laws, including the Private Securities Litigation Reform Act of 1995, which Amaya refers to in this Prospectus as forward-looking statements. These statements reflect Amaya’s current expectations related to future events or its future results, performance, achievements, business prospects or opportunities and products and services development, and future trends affecting the Company. All such statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “would”, “should”, “believe”, “objective”, “ongoing” or the negative of these words or other variations or synonyms of these words or comparable terminology and similar expressions. Forward-looking statements contained or incorporated by reference in this Prospectus include, but are not limited to, statements pertaining to the Company’s growth opportunities and the execution of its growth strategy and statements regarding the Company’s future financial performance.

Undue reliance should not be placed on forward-looking statements. Actual results and developments are likely to differ, and may differ materially, from those anticipated by Amaya and expressed or implied by the forward-looking statements contained or incorporated by reference in this Prospectus. Such statements are based on a number of assumptions and risks which may prove to be incorrect, including, without limitation, assumptions about:

●

the ability of the Company to secure, maintain and comply with all required licenses, permits and certifications to distribute and market its solutions in the jurisdictions where the Company is currently doing business or intends to do business;

●	the anticipated regulation of gaming in various jurisdictions, notably for interactive (online/ mobile) gaming;

●	the overall business and economic conditions;

●	the potential financial opportunity of the Company’s addressable market;

●	the potential financial opportunity of individual contracts signed by the Company with customers;

●	the competitive environment;

●	the protection of the Company’s current and future intellectual property rights;

●	the ability of the Company to recruit and retain the services of its key technical, sales, marketing and management personnel;

●	the ability of the Company to develop commercially viable solutions as a result of its research and development activities;

●	the ability of the Company to obtain additional financing on reasonable terms or at all;

●	the ability of the Company to integrate its acquisitions and generate synergies; and

●	the impact of new laws and regulations in Canada, the United States or any other jurisdiction where the Company is currently doing business or intends to do business.

Many factors could cause our actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by forward-looking statements, including, without limitation, the factors discussed under “Risk Factors”.

There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those expressly or impliedly expected or estimated in such statements. Shareholders and investors should not place undue reliance on forward-looking statements as the plans, intentions or expectations upon which they are based might not occur. The forward-looking statements contained or incorporated by reference in this Prospectus are expressly qualified by this cautionary statement. Forward-looking statements contained in this Prospectus describe Amaya’s expectations, estimates and opinions as of the date hereof and, accordingly, are subject to change after such date. The Company does not undertake or assume any obligation to update or revise any forward-looking statements for any reason, except as required by applicable securities laws.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, filed by Amaya with the securities commissions or similar authorities in each of the provinces and territories of Canada, and as amended from time to time, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)

the Company’s annual information form dated March 30, 2015 for the year ended December 31, 2014 (the “Annual Information Form”), but excluding the Company’s business acquisition report dated October 15, 2014 relating to the Rational Group Acquisition (as defined herein) that is incorporated by reference into the Annual Information Form (the “Initial Business Acquisition Report”);

(b)

the Company’s audited consolidated annual financial statements for the years ended December 31, 2014 and December 31, 2013, together with the notes thereto and the independent auditors’ reports thereon (as revised and refiled on May 1, 2015);

(c)	the Company’s management’s discussion and analysis for the year ended December 31, 2014;

(d)

the Company’s unaudited interim condensed consolidated financial statements for the three and nine month period ended September 30, 2015 and September 30, 2014, together with the notes thereto (the “Q3 2015 Financial Statements”);

(e)	the Company’s management’s discussion and analysis for the three and nine month period ended September 30, 2015 (the “Q3 2015 MD&A”);

(f)	the Company’s management information circular dated May 14, 2015 prepared in connection with the Company’s annual and special meeting of shareholders held on June 22, 2015; and

(g)	the Company’s amended and restated business acquisition report dated July 27, 2015 relating to the Rational Group Acquisition (as defined herein) (the “Business Acquisition Report”).

The Initial Business Acquisition Report has not been incorporated by reference into, and does not form a part of, this Prospectus since it was amended and restated and the updated disclosure is included in the Business Acquisition Report. Any document of the type referred to above, any annual information form, annual or quarterly financial statements, annual or quarterly management’s discussion and analysis, management information circular, material change report (excluding confidential material change reports), business acquisition report, information circular or other disclosure document required to be incorporated by reference into a prospectus filed under National Instrument 44-101- Short Form Prospectus Distributions filed by Amaya with the securities commissions or similar authorities in Canada after the date of this Prospectus and prior to 25 months from the date hereof shall be deemed to be incorporated by reference into this Prospectus.

In addition, to the extent that any document or information incorporated by reference into this Prospectus pursuant to the foregoing paragraph is also included in any report filed with or furnished to the SEC by Amaya on Form 6-K or on Form 40-F (or any respective successor form) after the date of this Prospectus, it shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part. Further, we may incorporate by reference into the registration statement of which this Prospectus forms a part, any report on Form 6-K furnished to the SEC, including the exhibits thereto, if and to the extent provided in such report.

Certain marketing materials (as that term is defined in applicable securities legislation in Canada) may be used in connection with a distribution of Securities under this Prospectus and any applicable Prospectus Supplement. Any template version of marketing materials (as those terms are defined in applicable securities legislation in Canada) pertaining to a distribution of Securities, and filed by the Company after the date of the applicable Prospectus Supplement for the offering and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in such Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

A Prospectus Supplement containing the specific terms of any offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of Securities thereunder.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

Upon a new annual information form and the related annual audited consolidated financial statements and accompanying management’s discussion and analysis being filed by the Company with and, where required, accepted by, the applicable securities commissions or similar authorities in Canada during the term of this Prospectus, the previous annual information form, the previous annual audited consolidated financial statements and accompanying management’s discussion and analysis and all interim financial statements and accompanying management’s discussion and analysis, and all material change reports and business acquisition reports filed by the Company prior to the commencement of the then current fiscal year, shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon an interim financial statement and accompanying management’s discussion and analysis being filed by Amaya with and, where required, accepted by, the applicable securities commissions or similar authorities in Canada during the currency of this Prospectus, all interim financial statements and accompanying management’s discussion and analysis filed prior to the new interim financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new management information circular relating to an annual meeting of shareholders of Amaya being filed by the Company with and, where required, accepted by, the applicable securities commissions or similar authorities in Canada during the term of this Prospectus, the management information circular for the preceding annual meeting of shareholders of Amaya shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

THE COMPANY

Amaya is a leading provider of technology-based solutions, products and services in the global gaming and interactive entertainment industries. Through its Business-to-Consumer (“B2C”) operations, Amaya focuses on developing, operating and acquiring interactive technology-based assets with high-growth potential in existing and new markets and industries or verticals. Amaya’s B2C business currently consists of the operations of Amaya Group Holdings (IOM) Limited (formerly known as Oldford Group Limited) and its subsidiaries (collectively, “Rational Group”), which, among other things, currently offer online and mobile real-money and play-money poker and other gaming products, including casino, sports betting (also known as sportsbook) and daily fantasy sports, as well as certain live poker tours, events and programming. Amaya strives to not only improve and expand upon its current offerings, including its portfolio of what it believes to be high-growth interactive technology-based assets, but to pursue and capitalize on new global growth opportunities. Amaya seeks to take advantage of technology to provide gaming and interactive entertainment to large networks of customers.

Since the acquisition of Rational Group in August 2014 (the “Rational Group Acquisition”), Amaya’s primary business has been its B2C operations, which currently generates the vast majority of Amaya’s revenues and profits. Based in the Isle of Man and operating globally, Rational Group owns and operates gaming and related interactive entertainment businesses, which it offers under several owned brands, including, among others, PokerStars, Full Tilt, StarsDraft, European Poker Tour, PokerStars Caribbean Adventure, Latin American Poker Tour and Asia Pacific Poker Tour. These brands have more than 97 million cumulative registered customers globally and collectively form the largest poker business in the world, comprising online poker games and tournaments, live poker competitions, branded poker rooms in popular casinos in major cities around the world and poker programming for television and online audiences. In addition to expanding its existing real-money and play-money poker businesses within existing and into new markets, Amaya has recently targeted growth into other online gaming verticals, including casino, sportsbook, and daily fantasy sports.

Amaya, through certain of its subsidiaries, is currently licensed or legally offers its products and services under third party licenses, as applicable, in various jurisdictions throughout the world, including the United Kingdom, Italy, France, Spain, Estonia, Belgium, Denmark, Bulgaria, Greece, Ireland, Romania, the Isle of Man, Malta, the state of Schleswig-Holstein in Germany, the province of Quebec in Canada, and the State of New Jersey in the United States.

Amaya was incorporated under Part IA of the Companies Act (Quebec) on January 30, 2004 and is now governed by the Business Corporations Act (Quebec) (the “QBCA”). Amaya’s head and registered office is located at 7600 TransCanada Highway, Pointe-Claire, Québec H9R 1C8 and its telephone number is 514-744-3122. Amaya’s website address is www.amaya.com. The information contained on, or that can be accessed through, Amaya’s website is neither part of nor incorporated by reference into this Prospectus or any Prospectus Supplement, but rather the website address is included solely as an inactive textual reference.

RISK FACTORS

Prospective investors in a particular offering of Securities should carefully consider the risks presented in this Prospectus, as well as the information and risk factors contained in the Prospectus Supplement relating to that offering and any and all other information incorporated by reference in this Prospectus. Discussions of certain risks affecting the Company are generally provided and described in, among other documents, the Company’s annual and interim disclosure documents filed from time to time, which are incorporated by reference into this Prospectus and include the Company’s annual information form, annual management’s discussion and analysis and interim management’s discussion and analysis. In particular, see “Risk Factors and Uncertainties” in the Company’s latest annual information form and interim or annual management’s discussion and analysis, as the case may be. If any event arising from these or any other risks occurs, our business, prospects, financial condition, results of operations or cash flows could be materially adversely affected.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our share and loan capital, on a consolidated basis, since the date of our Q3 2015 Financial Statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the Company intends to use the net proceeds received by it from the sale of Securities for working capital requirements or for other general corporate purposes. More detailed information regarding the use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement. The Company may, from time to time, issue Securities otherwise than through the offering of Securities pursuant to this Prospectus. The Company will not receive any proceeds from any sale of Securities by a Selling Securityholder.

All expenses relating to an offering of Securities and any fee or compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Company’s general funds, unless otherwise stated in the applicable Prospectus Supplement.

EARNINGS COVERAGE RATIO

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement(s) with respect to the issuance of Debt Securities pursuant to this Prospectus.

PLAN OF DISTRIBUTION

General

We may offer and sell the Securities, separately or together: (a) to one or more underwriters; (b) through one or more agents; or (c) directly to one or more purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 - Shelf Distributions, including sales made directly on the TSX, NASDAQ or other existing trading markets for the Securities. We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective. The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Securities being offered, the name or names of any underwriters or agents, the Selling Securityholders, if any, the purchase price of such Securities, the proceeds to us from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation. Only underwriters or agents so named in the Prospectus Supplement are deemed to be underwriters or agents in connection with the Securities offered thereby.

Similarly, one or more Selling Securityholders of the Company may sell Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through statutory exemptions, or through agents designated from time to time. See “Selling Securityholders”.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased. We may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The Company may agree to pay the underwriters a fee or commission or allow a discount or concession for various services relating to the offering of any Securities, which such fee, commission, discount or concession may be changed from time to time. Unless set forth in the applicable Prospectus Supplement, any such fee or commission will be paid out of our general corporate funds. We may use underwriters with whom we have a material relationship. The nature of any such relationship, including the name of the underwriter, will be described in the applicable Prospectus Supplement.

By Agents

The Securities may also be sold through agents designated by us. Any agent involved will be named and any fees or commissions payable by us to such agent will be set forth in the applicable Prospectus Supplement. Unless set forth in the applicable Prospectus Supplement, any such fees or commissions will be paid out of our general corporate funds. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser. In this case, no underwriters or agents would be involved in the offering.

Other Information

Underwriters or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian provincial and United States securities legislation, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Such underwriters or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to list any of the Securities other than the Common Shares on any securities exchange. As a result, unless otherwise specified in the applicable Prospectus Supplement, there can be no assurance that an active trading market for the Securities other than Common Shares will develop or be sustained, there may otherwise be no market through which such Securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and the relevant Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

In connection with any offering of Securities, underwriters, agents or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might otherwise exist in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

SELLING SECURITYHOLDERS

This Prospectus may also, from time to time, relate to the offering of the Securities by way of a secondary offering by certain Selling Securityholders.

The terms under which the Securities may be offered by Selling Securityholders will be described in the Prospectus Supplement. The Prospectus Supplement for or including any offering of Securities by Selling Securityholders will include, without limitation, where applicable: (i) the names of the Selling Securityholders; (ii) the number and type of Securities owned, controlled or directed by each of the Selling Securityholders; (iii) the number of Securities being distributed for the accounts of each Selling Securityholder; (iv) the number of Securities to be owned, controlled or directed by the Selling Securityholders after the distribution and the percentage that number or amount represents out of the total number of outstanding Securities; (v) whether the Securities are owned by the Selling Securityholders, both of record and beneficially, of record only or beneficially only; (vi) if a Selling Securityholder purchased any of the Securities held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the date or dates the Selling Securityholders acquired the Securities; and (vii) if a Selling Securityholder acquired the Securities held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Securityholders in the aggregate and on a per security basis.

DESCRIPTION OF COMMON SHARES

Each Common Share entitles its holder to notice of, and to one vote on, all matters submitted to Amaya’s shareholders for their consideration. The holders of Common Shares are entitled to receive, after payment of the full dividend on any Preferred Shares, non-cumulative annual dividends if, as and when declared by the Board of Directors of the Company (the “Board”). There are no fixed dates or time limits on payment of dividends on Common Shares of the Company. Holders of Common Shares do not have any pre-emptive rights or other rights to subscribe for additional shares, or any conversion rights. In the event of liquidation, dissolution or winding-up of the Company, the net assets of the Company available for distribution to its shareholders will be distributed rateably among the holders of the Common Shares, subject to the rights, privileges, restrictions and conditions of the Company’s then issued and outstanding Preferred Shares.

Certain gaming provisions in the Company’s articles of incorporation, as amended (the “Articles”), facilitate compliance with applicable gaming regulations (the “Gaming Provisions”). The Gaming Provisions protect the Company from the consequences of having a shareholder whose ownership of Common Shares or whose failure to make an application to seek licensure or suitability review from, or otherwise comply with the requirements of, a gaming regulatory authority (an “Unsuitable Person”) may result in the loss, suspension or revocation (or similar action) of any license, permit, authorization, waiver or other gaming regulatory approval held by the Company, or the denial of any license, permit, authorization, waiver or other gaming regulatory approval sought by the Company. The Gaming Provisions provide the Company with a right to redeem all Common Shares held by an Unsuitable Person at a redemption price determined pursuant to a written valuation and fairness opinion from an investment banking firm of nationally recognized standing in the United States. The Gaming Provisions require individuals who plan, either on their own or as part of a group acting in concert, to acquire or dispose of 5% or more of Common Shares to provide advance written notice to the Company prior to effecting such an acquisition or disposition. Notwithstanding the Gaming Provisions, the Company may not be able to exercise its redemption rights in full or at all. Under the QBCA, a corporation may not make any payment to redeem shares if the payment would cause the corporation to be unable to pay its liabilities as they become due or if making the payment would cause the corporation to be unable to pay, when due, the entire redemption price of its redeemable shares. Furthermore, Amaya may become subject to contractual restrictions on its ability to redeem its shares by, for example, entering into a secured credit facility subject to such restrictions.

The foregoing description of the terms of the Common Shares does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles and general by-laws of the Company, each of which is available on SEDAR at www.sedar.com and EDGAR at www.sec.gov.

DESCRIPTION OF PREFERRED SHARES

As of the date of this Prospectus, 1,139,249 Class A Convertible Preferred Shares of the Company (the “Class A Preferred Shares”) are issued and outstanding. To create any additional class or series of Preferred Shares, the Company must, among other things, comply with the terms of the Class A Preferred Shares and amend the Articles, and such amendment will be subject to shareholder approval. The particular class of Preferred Shares and the particular terms and provisions of any series of such class of Preferred Shares offered by any Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such series of Preferred Shares. The following is a summary of the material rights, preferences, privileges, restrictions and conditions of the Class A Preferred Shares.

In connection with its financing of the Rational Group Acquisition, on August 1, 2014, the Company issued 1,139,356 Class A Preferred Shares having a stated value of US$1.05 billion. The Class A Preferred Shares were issued at an offering price of $1,000.00 per Class A Preferred Share. Each Class A Preferred Share is convertible at the holder’s option at any time in whole or in part, initially into 41.67 Common Shares (the “Conversion Ratio”), based on an initial conversion price of $24.00 per Common Share (the “Initial Conversion Price”), subject to adjustments in accordance with the terms of the Class A Preferred Shares. The Class A Preferred Shares rank senior to the Common Shares in receiving payment of their liquidation preference (which is initially $1,000 per Class A Preferred Share, subject to adjustments to the Conversion Ratio), upon the liquidation, winding up or dissolution of the Company or in any other distribution of substantially all of its assets (a “Liquidation”). The Class A Preferred Shares are not entitled to receive dividends and have no voting rights (or any related notice rights, including notice of shareholder meetings) except with respect to amendments to the terms of the Class A Preferred Shares or as otherwise required under applicable laws. The Conversion Ratio, representing the number of Common Shares that will be issued to a holder of Class A Preferred Shares for each Class A Preferred Share upon exercise of the conversion right, will be adjusted each February 1 and August 1 by multiplying the Conversion Ratio then in effect immediately prior to such adjustment by 1.03. Adjustments were made on February 1, 2015 and August 1, 2015. Based on the Initial Conversion Price and Conversion Ratio, each as adjusted, approximately 50,359,553 Common Shares would be issuable upon the conversion of all of the Class A Preferred Shares as of November 27, 2015.

Amaya cannot force a mandatory conversion of the Class A Preferred Shares until August 1, 2017. Thereafter, Amaya may give notice to holders of Class A Preferred Shares to force conversion (in whole or in part under certain circumstances) if the following two conditions are satisfied: (i) the closing share price of the Common Shares has been in excess of 175% of the Initial Conversion Price on any 20 trading days within a 30 consecutive day period, and (ii) except in certain circumstances, the average daily volume on any 20 trading days within the 30 consecutive day period referred to above was at least 1.75 million Common Shares. Any mandatory conversion will also be subject to specified regulatory and consent conditions.

The Class A Preferred Shares also contain anti-dilution Conversion Ratio adjustments for certain dividends or distributions (cash, shares or otherwise), share splits, share combinations, below market equity issuances or rights, options or warrant issuances, tender offer or exchange offer payments, and reorganization events. In addition, upon a “fundamental change”, additional Common Shares may be issuable to holders of Class A Preferred Shares as a premium. “Fundamental change” events include:

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a person or group (other than Amaya, its subsidiaries, GSO Capital Partners LP and certain funds or accounts managed or advised by it or its affiliates (collectively, “GSO”), BlackRock Financial Management, Inc. and certain funds or accounts managed or advised by it or its affiliates (collectively, “BlackRock”) or any owner of 10% or more of the Common Shares as of August 1, 2014) becoming the beneficial owner of more than 50% of voting power for the election of Amaya’s directors;

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the consummation of a (i) recapitalization in which Common Shares are converted into or exchanged for other securities or assets; (ii) share exchange or merger in which Common Shares convert into cash, securities, or other property; or (iii) sale, lease or other transfer of all or substantially all of Amaya’s assets to a third party (other than an Amaya subsidiary);

●	Common Shares being delisted from any of the TSX, New York Stock Exchange (“NYSE”), NASDAQ or London Stock Exchange (“LSE”), if then listed on any such exchange; or

●	Amaya’s shareholders approving a Liquidation.

Under the terms of the Class A Preferred Shares, for so long as each of GSO and BlackRock holds 50% or more of the Class A Preferred Shares issued to it on August 1, 2014, Amaya undertakes:

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not to incur indebtedness unless (i) the ratio of Consolidated Net Debt to LTM EBITDA (as each term is defined in the Class A Preferred Share terms) would be 6.7 to 1 or less on a pro forma basis, or (ii) such indebtedness is Permitted Debt (as defined in the Class A Preferred Share terms);

●	not to issue equity securities ranking equal or superior to the Class A Preferred Shares;

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not to make acquisitions that (i) individually exceed US$250.0 million, or (ii) since August 1, 2014, total US$500.0 million or more (subject to specified ordinary course of business and consent exceptions);

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(i) not to require a mandatory conversion of Class A Preferred Shares if such mandatory conversion would require a regulatory filing or waiver for any holder of Class A Preferred Shares in excess of that required for an institutional investor waiver in the State of New Jersey, and (ii) to notify GSO and BlackRock in writing at least 60 days prior to any action that will require a regulatory filing or waiver for any holder of Class A Preferred Shares in excess of that required for an institutional investor waiver in New Jersey;

●	to cooperate with holders of Class A Preferred Shares in connection with anti-trust or competition filings relating to their investment in Amaya and/or conversion of Class A Preferred Shares;

●	to maintain the listing of the Common Shares on the NASDAQ; and

●	to comply with Amaya’s continuous disclosure requirements and provisions of the registration rights agreement to which it is a party.

If Amaya fails to comply with these undertakings, the Conversion Ratio may be increased between a range of 2% and 6% per annum, depending on which undertaking is breached, for each year in which the breach occurs.

The foregoing description of the terms of the Class A Preferred Shares does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles, which are available on SEDAR at www.sedar.com and EDGAR at www.sec.gov.

DESCRIPTION OF DEBT SECURITIES

Solely for the purposes of this section and the description of the Debt Securities, and unless otherwise stated herein or in an applicable Prospectus Supplement, the term “Company” refers only to Amaya Inc. and not to any of its subsidiaries. The following description sets forth certain general terms and provisions of Debt Securities that may be issued hereunder, is not intended to be complete and may not describe all of the provisions of the Indenture or any of the Debt Securities that may be important to you. The Debt Securities may be offered separately or together with other Securities, as the case may be. The specific terms of Debt Securities, including the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement. Accordingly, for a description of the terms of a particular issue of Debt Securities, you should carefully read both this Prospectus and the applicable Prospectus Supplement.

The Debt Securities will be issued in one or more series under an indenture (as amended, restated, supplemented or replaced from time to time, the “Indenture”) to be entered into among the Company, Computershare Trust Company, N.A., as U.S. trustee (the “U.S. Trustee”), and Computershare Trust Company of Canada, as Canadian trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”). To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Indenture Act”). A copy of the form of the Indenture to be entered into has been filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part and will be filed with the securities commissions or similar authorities in each of the provinces and territories of Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the respective meanings ascribed to them in the Indenture. For additional information, you should carefully read the Indenture.

The Company may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus or any Prospectus Supplement.

General

The Indenture does not limit the aggregate principal amount of Debt Securities that the Company may issue under the Indenture and does not limit the amount of other indebtedness that the Company may incur. The Indenture provides that the Company may issue Debt Securities from time to time in one or more series which may be denominated and payable in U.S. dollars, Canadian dollars or any other currency.

The particular terms relating to Debt Securities offered by a Prospectus Supplement (the “Offered Debt Securities”) will be described in the related Prospectus Supplement. The terms of the Debt Securities will include those set forth in the Indenture, any related documents and those made a part of the Indenture in accordance with the Indenture Act. Such terms may include, but may not be limited to, any of the following:

●	the title and any limit on the aggregate principal amount of the Offered Debt Securities;

●	whether the Offered Debt Securities will be secured or unsecured;

●	whether the Offered Debt Securities are convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such securities will be convertible or exchangeable;

●	whether the Offered Debt Securities are senior or subordinated Debt Securities and, if subordinated, the terms of such subordination;

●	the percentage or percentages of principal amount at which such Offered Debt Securities will be issued;

●	the interest rate(s) or the method for determining the interest rate(s);

●	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

●	the dates on which the Offered Debt Securities may be issued, the maturity date and other dates of payment of principal;

●	redemption or early repayment provisions;

●	authorized denominations if other than denominations of US$2,000 and multiples of US$1,000 in excess thereof;

●	the form of the Offered Debt Securities;

●	amount of discount or premium, if any, with which such Offered Debt Securities will be issued;

●	whether such Offered Debt Securities will be issued in whole or in part in the form of one or more global securities;

●	the identity of the depositary for global securities;

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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

●	any covenants, including maintenance of certain financial ratios, applicable to the particular Offered Debt Securities being issued;

●	the terms of any guarantee applicable to the particular Offered Debt Securities being issued;

●	any defaults and events of default applicable to the particular Offered Debt Securities being issued;

●	any restriction or condition on the transferability of the Offered Debt Securities;

●	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such Offered Debt Securities will be payable;

●	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the Offered Debt Securities can select the payment currency;

●	the securities exchange(s) or automated quotation system(s) on which the Offered Debt Securities will be listed or admitted to trading, as applicable, if any;

●	whether any underwriter(s) will act as market maker(s) for the Offered Debt Securities;

●	the extent to which a secondary market for the Offered Debt Securities is expected to develop;

●	the Company’s obligation or right to redeem, purchase or repay Offered Debt Securities under a sinking fund, amortization or analogous provision;

●	provisions relating to the modification of the indenture both with and without the consent of holders of Offered Debt Securities issued under the Indenture;

●	place or places where the Company may pay principal, premium, if any, and interest and where holders may present the Offered Debt Securities for registration of transfer, exchange or conversion;

●	place or places where notices and demands relating to the Offered Debt Securities and the Indentures may be made;

●	if other than the principal amount of the Offered Debt Securities, the portion of the principal amount of the Offered Debt Securities that is payable upon declaration of acceleration of maturity;

●	any index or formula used to determine the amount of payments of principal of, premium, if any, or interest on the Offered Debt Securities and the method of determining these amounts;

●	any provisions relating to compensation and reimbursement of the Trustees;

●	provisions, if any, granting special rights to holders of the Offered Debt Securities upon the occurrence of specified events; and

●	additional terms not inconsistent with the provisions of the Indenture.

The Company may offer and sell Debt Securities, including original issue discount securities, at par or at a discount below their stated principal amount. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture also permits the Company, without the consent of the holders of any Debt Securities, to increase the principal amount of any series of Debt Securities the Company has previously issued under the Indenture and to issue such increased principal amount. Any such additional Debt Securities, together with all other outstanding Debt Securities of that series, will constitute a single series of securities under the Indenture. Such additional Debt Securities will have the same terms as to ranking, redemption, waivers, amendments or otherwise as the applicable series of Debt Securities, and will vote together as one class on all matters with respect to such series of Debt Securities.

The Company may offer and sell Debt Securities, including original issue discount securities, at par or at a discount, in some cases substantial, below their stated principal amount. The Company will describe in the applicable Prospectus Supplement any material Canadian and U.S. federal income tax consequences and other special considerations applicable to any discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes. Any taxes withheld or deducted from payments in respect of Debt Securities and paid to the relevant tax authority shall be deemed to have been paid to the applicable holder.

Denominations, Payment, Interest, Registration and Transfer

Unless the applicable Prospectus Supplement states otherwise, any Debt Securities of any series that the Company issues in registered form will be issued in denominations of US$2,000 and multiples of US$1,000. The Company expects most Debt Securities to be issued in fully registered form without coupons.

Unless the applicable Prospectus Supplement states otherwise, the principal of, and any premium or interest on, any series of Debt Securities will be payable in the currency designated in the Prospectus Supplement at the corporate trust office of the U.S. Trustee. At the option of the Company, however, payment of interest may be made by check delivered to the address of the person entitled to the interest payment as it appears in the security register for the series or, in accordance with arrangements satisfactory to the U.S. Trustee, by wire transfer of funds to an account designated by that person. The Company may at any time designate additional paying agents or rescind designation of any paying agents or approve a change in the office through which any paying agent acts, except that the Company will be required to maintain a paying agent in each place of payment for any series. All monies that the Company pays to a paying agent for the payment of any principal of, or any premium, make-whole amount, interest or additional amounts on, any Debt Security which remains unclaimed at the end of two years after that payment became due and payable will be repaid to the Company. After that time, the holder of the Debt Security will be able to look only to the Company for payment.

Any interest that the Company does not punctually pay on any interest payment date with respect to a Debt Security will cease to be payable to the holder on the applicable regular record date and may either:

●	be paid to the holder at the close of business on a special record date for the payment of defaulted interest, to be determined by the U.S. Trustee; or

●	be paid at any time in any other lawful manner, as more fully described in the Indenture.

Subject to certain limitations imposed upon Debt Securities issued in book-entry form, Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of the same total principal amount and authorized denomination or denominations upon the surrender of the Debt Securities at the corporate trust office of the U.S. Trustee. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the U.S. Trustee. Every Debt Security surrendered for conversion, transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the U.S. Trustee and the registrar. There will be no service charge for any transfer or exchange of any Debt Securities, but the Company may require holders to pay any tax, assessment or other governmental charge payable in connection with the transfer or exchange.

Neither the Company nor either of the Trustees will be required to do any of the following:

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issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 calendar days before the day of the transmission of a notice of redemption of Debt Securities of such series selected for redemption and ending at the close of business on the day of such transmission; or

●	register, transfer or exchange any Debt Security called for redemption in whole or in part, except the unredeemed portion of any Debt Security being only partially redeemed.

Global Securities

Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the “Depositary”) identified in the applicable Prospectus Supplement. Global Securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any Debt Securities of a series and the rights of and limitations upon owners of beneficial interests in a Global Security will be described in the applicable Prospectus Supplement.

Events of Default

Unless otherwise indicated in the applicable Prospectus Supplement, the term “Event of Default” with respect to Debt Securities of any series means any of the following:

(a)	default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(b)	default in the payment of the principal of (or any premium on) any Debt Security of that series at its maturity, upon redemption or otherwise;

(c)	default in the payment of any sinking fund installment, if any, when the same becomes due by the terms of the Debt Securities of that series, and continuance of such default for a period of 30 days;

(d)

default in the performance, or breach, of any other covenant or agreement of the Company in the Indenture in respect of the Debt Securities of that series (other than a covenant or agreement for which default or breach is specifically dealt with elsewhere in the Indenture), where such default or breach continues for a period of 90 days after written notice thereof to the Company;

(e)	certain events of bankruptcy, insolvency or reorganization; or

(f)	any other event of default provided with respect to the Debt Securities of that series.

If an Event of Default (other than an Event of Default in the case of certain events of bankruptcy) occurs and is continuing with respect to Debt Securities of any series, then the Trustees or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may require the principal amount (or, if the Debt Securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding Debt Securities of that series and any accrued but unpaid interest on such Debt Securities be paid immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series or all series affected (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of such series, or of all series affected (or of all series, as the case may be), by written notice to the Company and the Trustees, may, under certain circumstances, rescind and annul such acceleration. If an Event of Default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of all Debt Securities outstanding under the Indenture shall automatically, and without any declaration or other action on the part of the Trustees or any holder of such outstanding debt, become immediately due and payable. The applicable Prospectus Supplement will contain provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities or indexed securities upon the occurrence of any Event of Default and the continuation thereof.

Subject to the provisions of the Indenture relating to the duties of the Trustees, if an Event of Default then exists, the Trustees will be under no obligation to exercise any of its rights or powers under the Indenture (other than the payment of any amounts on the Debt Securities furnished to it pursuant to the Indenture) at the request or direction of any of the holders, unless the holders have offered to the Trustees security and/or indemnity satisfactory to the Trustees. Subject to the provisions for the security and/or indemnification of the Trustees, the holders of a majority in aggregate principal amount of a series of outstanding Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred on the Trustees in connection with the Debt Securities of that series.

No holder of a Debt Security of any series will have any right to institute any proceedings, judicial or otherwise, unless:

●	such holder has previously given to the Trustees written notice of a continuing Event of Default with respect to the Debt Securities of that series;

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the holders of at least 25% in principal amount of the outstanding Debt Securities of all series affected by such Event of Default have made written request and have offered security or indemnity satisfactory to the Trustees to institute such proceedings as trustee; and

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the Trustees have failed to institute such proceeding, and have not received from the holders of a majority of in the aggregate principal amount of outstanding Debt Securities of all series affected by such Event of Default a direction inconsistent with such request, within 60 days after such request.

However, these limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of principal of, premium, if any, and interest on such Debt Security on or after the applicable due date of such payment.

The Company will be required to furnish to the U.S. Trustee annually an officers’ certificate as to the performance of certain of its obligations under the Indenture and as to any default in such performance.

Merger, Consolidation and Sale of Assets

For so long as any Debt Securities remain outstanding, and unless otherwise set forth in the Indenture, the Company will not consolidate with or merge into any other entity, or sell or lease, all or substantially all of its assets to another entity, and no entity may consolidate with or merge into the Company, unless:

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the Company will be the continuing entity in any merger or consolidation or the successor, transferee or lessee entity (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. or Canadian jurisdiction and expressly assumes the Company’s obligations relating to the Debt Securities;

●	immediately after such consolidation, merger, sale or lease, there exists no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default; and

●	other conditions described in the Indenture are met.

Defeasance and Covenant Defeasance

The Indenture provides that the Company may discharge all of its obligations with respect to any series of the Debt Securities at any time, and that it may also be released from its obligations under certain covenants and from certain other obligations, including obligations imposed by a company order or supplemental indenture with respect to that series, if any, and elect not to comply with those sections and obligations without creating an Event of Default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

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the Company irrevocably deposits with the U.S. Trustee money or government obligations or a combination thereof, as trust funds in an amount sufficient to pay and discharge each installment of principal of, premium, if any, and interest on, all outstanding Debt Securities of that series;

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no Event of Default under the Indenture has occurred and is continuing on the date of such deposit, other than an Event of Default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit;

●

the Company delivers to the U.S. Trustee an opinion of counsel to the effect that (i) the holders of the Debt Securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance and (ii) the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of principal and interest payments on the Debt Securities of that series and, in the case of a defeasance, this opinion is accompanied by a ruling to that effect received from or published by the Internal Revenue Service; and

●

the Company delivers to the Trustees a certificate of an officer of the Company and an opinion of counsel to the effect that all conditions precedent in the Indenture relating to the discharge of the Company’s obligations with respect to all outstanding Debt Securities of that series have been complied with.

Modifications and Waivers

The Company and the Trustees may modify or amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by such modification or amendment; provided, however, that unless otherwise stated in the applicable Prospectus Supplement, the Company will be required to receive consent from the holder of each outstanding Debt Security of such affected series to:

●	extend the stated maturity of the principal of, or any installment of interest on, any such outstanding Debt Security;

●	reduce the principal amount of or the interest on or any premium payable upon the redemption of any such outstanding Debt Security;

●	change the currency in which the principal amount of and premium, if any, or interest on any such outstanding Debt Security is denominated or payable;

●	reduce the principal amount of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

●	impair the right of a holder to institute suit for the enforcement of any payment on any outstanding Debt Security after the stated maturity or redemption date;

●	materially adversely affect the economic terms of any right to convert or exchange any such outstanding Debt Security;

●

reduce the percentage of the holders of outstanding Debt Securities necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences of such defaults; or

●

modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the Debt Securities affected.

The holders of a majority in principal amount of Debt Securities of any series or of the affected series may, on behalf of all holders of such series, generally waive the Company’s compliance with certain restrictive provisions of the Indenture with respect to such series. The holders of a majority in principal amount of outstanding Debt Securities of all series with respect to which an Event of Default has occurred may, on behalf of all holders, generally waive any past default under the Indenture, except with respect to a default in the payment of the principal of or premium or interest on any Debt Security of that series or in respect of any covenant or provision that cannot be modified, amended or waived without the consent of each holder, including those set forth in the list above.

The Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of such Debt Securities, in order to, among other things, cure any ambiguity or inconsistency, or to make any change, in any case, that does not adversely affect the interests of any holder of such Debt Securities.

Consent to Jurisdiction and Service

Under the Indenture, the Company will irrevocably appoint CT Corporation upon which process may be served in any suit, action or proceeding arising out of or relating to the Offered Debt Securities or the Indenture that may be instituted in any United States federal or New York state court located in the City of New York, and will submit to such nonexclusive jurisdiction.

Governing Law

The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Judgments

Since many of the assets of the Company, as well as many of the assets of some of the Company’s officers and directors, are outside the United States, any judgment obtained in the United States against the Company or certain of its officers or directors, including judgments with respect to the payment of principal on any Debt Securities, may not be collectible within the United States.

The Trustees

The U.S. Trustee and Canadian Trustee under the Indenture or each of their affiliates may provide banking and other services to the Company in the ordinary course of their business. The Trustees and each of their affiliates will be permitted to engage in other transactions with the Company. If the Trustees or any affiliates acquire any conflicting interest and a default occurs with respect to the Debt Securities, the Trustees, as applicable, must eliminate the conflict or resign. The Trustees will have all the duties and responsibilities of an indenture trustee specified in the Indenture Act. The Trustees are not required to expend or risk their own funds or incur any financial liability in the performance of any of their duties under the Indenture, and will be under no obligation to exercise any of their rights and powers under the Indenture at the request of any holder, unless such holder has offered to the Trustees security and/or indemnity satisfactory to the Trustees against any loss, liability or expense.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription Receipts may be offered separately or together with Common Shares and/or other Securities. The Subscription Receipts will be issued under one or more subscription receipt agreements that will be entered into by Amaya and an escrow agent at the time of issuance of the subscription receipts.

Subscription Receipts will entitle the holder thereof to receive Common Shares and/or other Securities, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by Amaya or one or more of its subsidiaries. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by an escrow agent pending the completion of the transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of Subscription Receipts will receive Common Shares and/or other Securities upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts together with any interest or other income earned thereon.

Holders of Subscription Receipts are not shareholders of Amaya. The particular terms and provisions of Subscription Receipts offered by this Prospectus and any applicable Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. This description may include, without limitation and as applicable: (i) the number of Subscription Receipts offered; (ii) the price at which the Subscription Receipts will be offered; (iii) the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares and/or other Securities; (iv) the number of Common Shares and/or other Securities that may be obtained upon exercise of each Subscription Receipt; (v) the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such security; (vi) the terms relating to the holding and release of the gross proceeds from the sale of the Subscription Receipts plus any interest and income earned thereon; (vii) the material income tax consequences of owning, holding and disposing of the Subscription Receipts; and (viii) any other material terms and conditions of the Subscription Receipts including, without limitation, transferability and adjustment terms and whether the Subscription Receipts will be listed on a securities exchange.

DESCRIPTION OF WARRANTS

Warrants will typically be offered with Common Shares, with such securities often referred to collectively as a “Unit”, but may be offered with Subscription Receipts, other Securities or separately. The Warrants either will be issued under a warrant indenture or agreement that will be entered into by Amaya and a trustee at the time of issuance of the Warrants or will be represented by warrant certificates issued by Amaya.

Warrants will entitle the holder thereof to receive Common Shares and/or other Securities upon the exercise thereof and payment of the applicable exercise price. A Warrant will be exercisable for a specific period of time at the end of which time it will expire and cease to be exercisable.

Holders of Warrants are not shareholders of Amaya. The particular terms and provisions of Warrants offered by this Prospectus and any applicable Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such Warrants. This description may include, without limitation and as applicable: (i) the title or designation of the Warrants; (ii) the number of Warrants offered; (iii) the number of Common Shares and/or other Securities purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other Securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such Security; (vii) the material income tax consequences of owning, holding and disposing of the Warrants; and (viii) any other material terms and conditions of the Warrants including, without limitation, transferability and adjustment terms and whether the Warrants will be listed on a securities exchange.

DESCRIPTION OF UNITS

Units are securities consisting of one or more of the other Securities described in this Prospectus offered together as a “Unit”. A Unit is typically issued such that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The unit agreement under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date.

The particular terms and provisions of Units offered by this Prospectus and any applicable Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such Units. This description may include, without limitation and as applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in fully registered or global form; and (iv)  any other material terms and conditions of the Units.

REGISTRATION AND TRANSFER

General

Other than in the case of “book-entry only” Securities, Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by the Company for such purpose with respect to any issue of Securities referred to in the Prospectus Supplement. No service charge will be made for any transfer, conversion or exchange of the Securities but the Company may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be effected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a Prospectus Supplement refers to any registrar or transfer agent designated by the Company with respect to any issue of Securities, the Company may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.

In the case of book-entry only Securities, the Securities may be represented by one or more global certificates or be represented by uncertificated securities and may be held by a designated depository or its nominee for its participants. The Securities must be purchased or transferred through such participants in a depository service of a depository identified in the Prospectus Supplement for the particular offering of Securities. The ability of a holder to pledge a Security or otherwise take action with respect to such holder’s interest in a Security (other than through a participant) may be limited due to the lack of a physical certificate. The depository will establish and maintain book-entry accounts for its participants acting on behalf of holders of the Securities. The interests of such holders of Securities will be represented by entries in the records maintained by the participants. Except in limited circumstances, holders of Securities issued in book-entry only form will not be entitled to receive a certificate or other instrument evidencing their ownership thereof and no holder will be shown on the records maintained by the depository except through a book-entry account of a participant acting on behalf of such holder. Each holder will receive a customer confirmation of purchase from the participants from which the Securities are purchased in accordance with the practices and procedures of that participant. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. Reference in this Prospectus to a holder of Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.

If the Company determines, or the depository notifies the Company in writing, that the depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Company is unable to locate a qualified successor, or if the Company at its option elects, or is required by law, to terminate the book-entry system, then the Securities may be issued in fully registered form to holders or their nominees.

Payments and Notices

As applicable, any payment of principal, redemption, dividend and interest on a Security will be made by the Company to the depository or its nominee, as the case may be, as the registered holder of the Security and the Company understands that such payments will be credited by the depository or its nominee in the appropriate amounts to the relevant participants. Payments to holders of Securities of amounts so credited will be the responsibility of the participants.

As long as the depository or its nominee is the registered holder of the Securities, the depository or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, the responsibility and liability of the Company in respect of notices or payments on the Securities is limited to giving or making payment of any principal, redemption, dividend and interest due on the Securities to the depository or its nominee.

Each holder must rely on the procedures of the depository and, if such holder is not a participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights with respect to the Securities. The Company understands that under existing industry practices, if the Company requests any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to any Securities issued in book-entry only form, the depository would authorize the participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by the depository or agreed to from time to time by the Company and the depository. Any holder that is not a participant must rely on the contractual arrangement it has directly, or indirectly through its financial intermediary, with its participant to give such notice or take such action.

The Company, the underwriters, dealers or agents identified in a Prospectus Supplement relating to an offering of Securities in book-entry only form, as applicable, will not have any liability or responsibility for: (i) records maintained by the depository relating to beneficial ownership interests in the Securities held by the depository or the book-entry accounts maintained by the depository; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interests; or (iii) any advice or representation made by or with respect to the depository and contained in the Prospectus Supplement relating to the rules and regulations of the depository or any action to be taken by the depository or at the directions of the participants.

MATERIAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe material Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the Securities offered thereunder. The applicable Prospectus Supplement may also describe material U.S. federal income tax considerations generally applicable to the purchase, holding and disposition of those Securities by an investor who is a U.S. person (within the meaning of the United States Internal Revenue Code of 1986, as amended).

AGENT FOR SERVICE OF PROCESS IN CANADA

The Board currently includes, and in the future is expected to include, persons who are not resident in Canada. As of the date of this prospectus, the directors of the Company who are not resident in Canada are Gen. Wesley K. Clark and Harlan Goodson. Each of these directors has appointed the Company as agent for service of process at 7600 TransCanada Highway, Pointe-Claire, Québec H9R 1C8. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

LEGAL MATTERS

Unless otherwise indicated in the Prospectus Supplement relating to an offering of Securities, the particular offering of Securities will be subject to approval of certain legal matters on behalf of the Company by Osler, Hoskin & Harcourt LLP, with respect to Canadian legal matters and certain U.S. legal matters, and Greenberg Traurig P.A., with respect to certain U.S. legal matters. As of the date of this Prospectus, the partners and associates of Osler, Hoskin & Harcourt LLP, as a group, beneficially owned, directly or indirectly, less than 1% of outstanding securities of any class issued by the Company, and the shareholders and associates of Greenberg Traurig P.A., as a group, beneficially owned, directly or indirectly, less than 1% of outstanding securities of any class issued by the Company. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

AUDITORS

On September 14, 2015, the Company changed its independent auditor from Deloitte LLP, 1190 Avenue des Canadiens-de-Montréal, Suite 500, Montréal, Québec H3B 0M7 (“Deloitte Canada”) to Deloitte LLP, 2 New Street Square, London EC4A 3BZ. The audited consolidated financial statements of the Company for the year ended December 31, 2014, as revised and refiled on May 1, 2015, incorporated in this Prospectus by reference, have been audited by Deloitte Canada as stated in their report thereon.

On September 17, 2014, the Company changed its independent auditor to Deloitte Canada from Richter LLP, Chartered Professional Accountants (“Richter”), 1981 Avenue McGill College, 11th Floor, Montréal, Québec H3Z 0G6. The audited consolidated financial statements of the Company for the year ended December 31, 2013, which are included in the audited consolidated financial statements of the Company for the year ended December 31, 2014, as revised and refiled on May 1, 2015, incorporated in this Prospectus by reference, have been audited by Richter as stated in their report thereon.

The audited consolidated financial statements of the Rational Group for the year ended December 31, 2013 included in the Business Acquisition Report have been audited by Dannible & McKee, LLP, Financial Plaza, 221 S. Warren St., Syracuse, New York, 13202-2687, as stated in their report thereon.

INTERESTS OF EXPERTS

Deloitte Canada was the independent auditor of the Company for the year ended December 31, 2014 and as of September 15, 2015 and throughout the period covered by the financial statements of the Company on which they reported, they were independent with respect to the Company within the rules of the Ordre des comptables professionnels agréés du Québec. Richter has advised the Company that, during the period in which it served as the auditor of the Company, it was independent with respect to the Company within the rules of the Code of Ethics of the Chartered Professional Accountants of Québec. Dannible & McKee, LLP has complied with the SEC rules on auditor independence.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the registration statement on Form F-10 of which this Prospectus is a part insofar as required by such Form F-10: (i) the documents referred to under “Documents Incorporated by Reference” in this Prospectus; (ii) the consents of auditors and counsel; (iii) the power of attorney of the Company’s directors and certain officers; (iv) the form of Indenture; and (v) the Form T-1 Statement of Eligibility.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Sections 159 to 162 of the Business Corporations Act (Québec) (“BCA”) and Section 6 of the general by-laws of the Registrant provide for the indemnification of directors and officers of the Registrant.

Sections 159 to 162 provide as follows:

159. Subject to section 160, a corporation must indemnify a director or officer of the corporation, a former director or officer of the corporation, a mandatary, or any other person who acts or acted at the corporation’s request as a director or officer of another group against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the person is involved if:

(1) the person acted with honesty and loyalty in the interest of the corporation or, as the case may be, in the interest of the other group for which the person acted as director or officer or in a similar capacity at the corporation’s request; and

(2) in the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful.

The corporation must also advance moneys to such a person for the costs, charges and expenses of a proceeding referred to in the first paragraph.

160. In the event that a court or any other competent authority judges that the conditions set out in subparagraphs 1 and 2 of the first paragraph of section 159 are not fulfilled, the corporation may not indemnify the person and the person must repay to the corporation any moneys advanced under that section.

Furthermore, the corporation may not indemnify a person referred to in section 159 if the court determines that the person has committed an intentional or gross fault. In such a case, the person must repay to the corporation any moneys advanced.

161. A corporation may, with the approval of the court, in respect of an action by or on behalf of the corporation or other group referred to in section 159, against a person referred to in that section, advance the necessary monies to the person or indemnify the person against all costs, charges and expenses reasonably incurred by the person in connection with the action, if the person fulfills the conditions set out in that section.

162. A corporation may purchase and maintain insurance for the benefit of its directors, officers and other mandataries against any liability they may incur as such or in their capacity as directors, officers or mandataries of another group, if they act or acted in that capacity at the corporation’s request.

The general by-laws of the Registrant provide that the Registrant shall indemnify a current or former director or officer of the Registrant, or another individual who acts or acted at the Registrant’s request as a director or officer of another entity to the fullest extent permitted by the BCA. The rights of any person to indemnification granted by the BCA or the Registrant’s general by-laws are not exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors, at law or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and will enure to the benefit of the heirs and legal representatives of that person. The Registrant’s by-laws provide further that the Registrant may purchase and maintain insurance for the benefit of its directors, officers and other mandataries against any liability they may incur as such or in their respective capacities as directors, officers or mandataries of another group, if they act or acted in such respective capacities at the Registrant’s request.

The Registrant has purchased a directors’ and officers’ liability insurance policy with an annual aggregate limit of $150,000,000 (the “Primary Liability Policy”) as well as $70,000,000 of additional coverage in excess of the Primary Liability Policy, as well as primary coverage for certain exclusions contained in the Primary Liability Policy for itself, any of its subsidiaries and its and their respective directors and officers. No portion of the premium has or will be paid by directors or officers. The deductible in respect of any claim ranges from $0 to $1,000,000, depending on the nature of the claim. Moreover, the Registrant has entered into indemnification agreements with its directors and officers for liabilities and costs in respect of any action or suit against them in connection with the execution of their duties, subject to customary limitations prescribed by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

The following exhibits have been filed as part of this Registration Statement.

Exhibit Number	Description

4.1	Annual Information Form of the Registrant for the year ended December 31, 2014 (incorporated herein by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on May 26, 2015), but excluding the Registrant’s business acquisition report dated October 15, 2014 relating to the Rational Group Acquisition that is incorporated by reference into the Annual Information Form.

4.2	Management’s Discussion and Analysis for the fiscal year ended December 31, 2014 (incorporated herein by reference to Exhibit 99.6 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on May 26, 2015).

4.3	Annual Financial Statements of the Registrant for the fiscal year ended December 31, 2014 (incorporated herein by reference to Exhibit 99.7 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on May 26, 2015).

4.4	Management Information Circular of the Registrant, dated May 14, 2014 prepared in connection with the Registrant’s Annual and Special Meeting of Shareholders held on June 22, 2015 (incorporated herein by reference to Exhibit 99.25 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on May 26, 2015).

4.5	Interim Condensed Consolidated Financial Statements of the Registrant for the three and nine month period ended September 30, 2015 (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K, as amended, furnished with the Commission on November 10, 2015).

4.6	Management’s Discussion and Analysis of the Registrant for the three and nine month period ended September 30, 2015 (incorporated herein by reference to Exhibit 99.3 to the Registrant’s Report on Form 6-K, as amended, furnished with the Commission on November 10, 2015).

4.7	Amended and Restated Business Acquisition Report dated July 27, 2015 (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K furnished with the Commission on July 27, 2015).

5.1*	Consent of Deloitte LLP.

5.2*	Consent of Richter LLP.

5.3*	Consent of Dannible & McKee, LLP.

5.4*	Consent of Osler, Hoskin & Harcourt LLP.

6.1+	Power of Attorney.

7.1+	Form of Indenture related to Debt Securities.

7.2+	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to the form of Indenture among the Registrant, Computershare Trust Company, N.A. and Computershare Trust Company of Canada.

*	filed herewith
+	previously filed

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process.

The Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X concurrently with the Registration Statement on Form F-10 dated November 10, 2015.

Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X, referencing the file number of this Registration Statement on Form F-10.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pointe-Claire, Province of Québec, Canada, on the 30th day of November, 2015.

AMAYA INC.

By:	/s/ David Baazov
Name:	David Baazov
Title:	President and Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 30th day of November, 2015.

/s/ David Baazov	President and Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
David Baazov

/s/ Daniel Sebag	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
Daniel Sebag

*	Director
Wesley K. Clark

*	Director
Divyesh Gadhia

*	Director
Harlan Goodson

*	Director
Dr. Aubrey Zidenberg

*By:	/s/ Marlon D. Goldstein
Attorney-In-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the authorized representative has duly caused this Registration Statement to be signed by the undersigned, solely in the capacity of the duly authorized representative of the Registrant in the United States, on November 30, 2015.

AMAYA INTERACTIVE USA CORPORATION

By:	/s/ Marlon D. Goldstein
Name:	Marlon D. Goldstein
Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit Number	Description

4.1	Annual Information Form of the Registrant for the year ended December 31, 2014 (incorporated herein by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on May 26, 2015), but excluding the Registrant’s business acquisition report dated October 15, 2014 relating to the Rational Group Acquisition that is incorporated by reference into the Annual Information Form.

4.2	Management’s Discussion and Analysis for the fiscal year ended December 31, 2014 (incorporated herein by reference to Exhibit 99.6 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on May 26, 2015).

4.3	Annual Financial Statements of the Registrant for the fiscal year ended December 31, 2014 (incorporated herein by reference to Exhibit 99.7 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on May 26, 2015).

4.4	Management Information Circular of the Registrant, dated May 14, 2014 prepared in connection with the Registrant’s Annual and Special Meeting of Shareholders held on June 22, 2015 (incorporated herein by reference to Exhibit 99.25 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on May 26, 2015).

4.5	Interim Condensed Consolidated Financial Statements of the Registrant for the three and nine month period ended September 30, 2015 (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K, as amended, furnished with the Commission on November 10, 2015).

4.6	Management’s Discussion and Analysis of the Registrant for the three and nine month period ended September 30, 2015 (incorporated herein by reference to Exhibit 99.3 to the Registrant’s Report on Form 6-K, as amended, furnished with the Commission on November 10, 2015).

4.7	Amended and Restated Business Acquisition Report dated July 27, 2015 (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K furnished with the Commission on July 27, 2015).

5.1*	Consent of Deloitte LLP.

5.2*	Consent of Richter LLP.

5.3*	Consent of Dannible & McKee, LLP.

5.4*	Consent of Osler, Hoskin & Harcourt LLP.

6.1+	Power of Attorney.

7.1+	Form of Indenture related to Debt Securities.

7.2+	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to the form of Indenture among the Registrant, Computershare Trust Company, N.A. and Computershare Trust Company of Canada.

*	filed herewith
+	previously filed